                      SUPPLEMENT NO. 3 DATED MAY 21, 1997
                       TO PROSPECTUS DATED APRIL 29, 1996
                        RELATING TO 1,814,632 SHARES OF
                         RENAL TREATMENT CENTERS, INC.
                          COMMON STOCK, $.01 PAR VALUE


     All capitalized terms used but not defined herein shall have the meanings prescribed in the Prospectus dated April 29, 1996, as supplemented by Supplement No. 1 dated May 17, 1996 and Supplement No. 2 dated December 11, 1996, forming a part of Form S-3 Registration Statement No. 333-3716.

     The Dudley S.J. Seto Revocable Trust Dated 11/19/80, a Selling Stockholder, has transferred by gift an aggregate of 44,500 shares of Common Stock beneficially owned by it and covered by the Prospectus to the Selling Stockholders identified below. Other than the Selling Stockholders listed below who are identified as employees of the Company, there is no relationship between any of the Selling Stockholders identified below and the Company.



                                                    Number of Shares
                                                  That May Be Offered
Name                                                  Hereunder (1)
----                                                  -------------
Rose Arista (2)                                          1,000
Robert Carmen (2)                                        1,000
William Chow                                             1,000
Rosalie Davis                                              500
Dennis T. Fujimoto                                       1,000
Elsie Gono (2)                                           1,000
Chloe S. Hartwell                                        2,000
Cynthia Seto Hartwell                                    2,000
Thomas J. Hartwell                                       2,000
Cynthia Hee                                              1,000
Kazuo Iha                                                1,000
Amy Inouye (2)                                           1,000
Hong Kim                                                 1,000
Melvyn P. Leong                                          2,000
Rosana Mak-Miyagi                                        1,000
Francis Matsueda (2)                                     1,000
Stanley S. Mukai                                         1,000



                                                    Number of Shares
                                                  That May Be Offered
Name                                                  Hereunder (1)
----                                                  -------------
Corey Nakagawa                                           1,000
Karen Nakamoto                                           1,000
Gail Nishimoto                                           1,000
Vincent G. Panzo                                         1,000
Elaine Ramos (2)                                         1,000
Anthony S.Y. Seto                                        2,000
Chanucey S.H. Seto                                       2,000
Cheryl M.W. Seto                                         2,000
Dexter S.Y. Seto                                         2,000
Hugo S.H. Seto                                           2,000
Keith K.M. Seto                                          2,000
Millard S.L. Seto                                        2,000
Catherine M.L. Seto-Silva                                2,000
Chita Ugale (2)                                          1,000
University of Puget Sound                                1,000
Theodore Yap                                             1,000

-------------------

(1) Constitutes less than 1% of the outstanding shares of Common Stock with respect to each Selling Stockholder listed, based upon the 24,617,217 shares of Common Stock outstanding as of March 14, 1997.

(2)  Employee of the Company.